EXHIBIT 4.2
BELO CORP.
OFFICERS’ CERTIFICATE PURSUANT TO
SECTION 3.1 OF THE INDENTURE
May 26, 2006
     The undersigned, Dennis A. Williamson and Brenda C. Maddox, do hereby certify that they are the duly appointed Executive Vice President and Chief Financial Officer and Vice President, Treasurer and Tax, respectively, of Belo Corp., a Delaware corporation (the “Company”). We further certify, pursuant to resolutions of the Board of Directors and the Special Finance Committee adopted on March 2, 2004 and May 24, 2006, respectively (copies of which are attached hereto as Exhibit A-1 and A-2), that pursuant to Section 3.1 of the Indenture, dated as of June 1, 1997 (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as Trustee, a series of debt securities of the Company was established with the following terms and provisions:
6.75% SENIOR NOTES DUE 2013
     1. The title of such series of Securities shall be the “6.75% Senior Notes due 2013” (the “2013 Notes”). The price at which the 2013 Notes shall be issued to the public is 99.553%.
     2. The aggregate principal amount of the 2013 Notes that may be initially authenticated and delivered under the Indenture shall be $250,000,000 (except for 2013 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2013 Notes pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2013 Notes which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).
     3. The date on which the principal of the 2013 Notes is due and payable, unless accelerated pursuant to the Indenture, is May 30, 2013.
     4. The 2013 Notes shall bear interest at 6.75% per annum from May 26, 2006. Interest shall be payable semiannually on May 30 and November 30 of each year (each, an “Interest Payment Date”), commencing November 30, 2006, to each Person in whose name the 2013 Notes (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2013 Notes shall be the May 15 or November 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2013 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     5. The 2013 Notes shall be issuable only in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter. Subject to any prior conditions stated in the Indenture, the 2013 Notes shall be issued in registered form.
     6. The place or places where (a) the principal of, premium (if any) and interest on the 2013 Notes shall be payable, (b) the 2013 Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the 2013 Notes, is at the office of the Trustee, 4 New York Plaza, New York, NY 10004, Attention: Institutional Trust, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     7. The 2013 Notes are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2013 Notes being redeemed on the Redemption Date (not including any portion of such interest payments accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus thirty(30) basis points, plus, in each case, accrued interest thereon to the Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2013 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2013 Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
     “Independent Investment Banker” means Banc of America Securities LLC, J.P. Morgan Securities Inc. or another independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means Banc of America Securities LLC, J.P. Morgan Securities Inc. and two other primary U.S. Government securities dealers selected by the Company (each a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     8. The 2013 Notes are not subject to any sinking fund or analogous provisions. The 2013 Notes will not be redeemable at the option of the Holder thereof prior to Maturity.
     9. The Company will not pay additional amounts on any of the 2013 Notes to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.
     10. The 2013 Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2013 Notes will only be made in currency of the United States.
     11. The amount of payments of principal of, premium (if any) or interest on any 2013 Notes may not be determined with reference to an index, formula or other method.
     12. The payment of principal of or premium (if any) or interest on the 2013 Notes will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.
     13. The Events of Default and covenants specified in the Indenture will apply to the 2013 Notes without additions or changes.
     14. One hundred percent (100%) of the principal amount of the 2013 Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.
     15. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2013 Notes.
     16. The 2013 Notes shall be issued in the form of one or more Global Securities (the “Global 2013 Notes”). The Depository for the Global 2013 Notes shall be The Depository

Trust Company, a New York corporation (“DTC’), and the Global 2013 Notes shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2013 Notes may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.
     17. The Trustee will initially act as the security registrar for the 2013 Notes and as the Paying Agent with respect to the 2013 Notes.
     In rendering this Officers’ Certificate, each of the undersigned has read the Indenture, including Sections 1.2, 2.1, 3.1 and 3.3 thereof, and has made such examinations and investigations which, in their opinion, are necessary to enable them to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee’s authentication and delivery of the 2013 Notes have been complied with or satisfied, and in their opinion, all such covenants and conditions have been complied with and satisfied.
     Attached hereto as Exhibit B-1 is the form of 2013 Note. We further approve all of the terms and conditions set forth on or referred to in the attached form of 2013 Note. In the event that individual notes are issued in exchange for a 2013 Note, the respective form of certificate evidencing individual securities of such series shall be in substantially the form of the respective 2013 Note attached hereto, with such grammatical and other changes as are necessary to evidence such Securities in definitive form.
     We certify that attached hereto as Exhibits A-1 and A-2 are true and correct copies of resolutions of the Board of Directors and the Special Finance Committee adopted on March 2, 2004 and May 24, 2006 respectively.
     Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this certificate effective as of the date set forth above.

/s/ Dennis A. Williamson

Dennis A. Williamson

/s/ Brenda C. Maddox

Brenda C. Maddox